UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2005

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 871-1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events	1

(i)

Item 8.01 Other Events.

     On January 3, 2005, Ixia, a California corporation (“Ixia”), completed the exercise of its option to purchase from NetIQ Corporation (“NetIQ”) substantially all of the remaining assets comprising NetIQ’s business relating to its Chariot line of products. Ixia completed its exercise of the option by paying to NetIQ the $2,500,000 cash purchase price for the assets.

     Ixia acquired the purchase option pursuant to the License, Distribution and Option Agreement dated as of July 7, 2003 between Ixia and NetIQ (the “NetIQ Agreement”). Under the NetIQ Agreement, Ixia had, among other things, initially acquired from NetIQ: (1) a perpetual, fully paid license to the source code for NetIQ’s Chariot line of products and (2) distribution rights for NetIQ’s Chariot line of products, including certain exclusive U.S. and Canadian distribution rights. As a result of Ixia’s purchase of the assets, NetIQ will no longer sell the Chariot line of products, and Ixia will no longer have any obligation to pay distribution or related royalties to NetIQ for periods beginning on or after January 1, 2005.

     The foregoing description of Ixia’s exercise of the purchase option and of the NetIQ Agreement is qualified in its entirety by reference to the NetIQ Agreement which is included as Exhibit 10.1 in Ixia’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on August 19, 2003.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia
Dated: January 6, 2005	By:	/s/ Errol Ginsberg
Errol Ginsberg
President and Chief Executive Officer

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